Exhibit 10.21

DIRECTOR COMPENSATION TABLE—2006

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)	Option Awards ($)2-3	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Crawford, Sally W.	$38,250	N/A	12,030	N/A	N/A	$0.00	$50,280
Drumheller, Philip	$38,250	N/A	12,030	N/A	N/A	$0.00	$50,280
Dwight, John K.	$33,250	N/A	12,030	N/A	N/A	$0.00	$45,280
Hutton, Lyn	$40,750	N/A	12,030	N/A	N/A	$0.00	$52,780
Pizzagalli, James C.	$40,750	N/A	12,030	N/A	N/A	$0.00	$52,780
Pomerleau, Ernest A.	$37,000	N/A	12,030	N/A	N/A	$0.00	$49,030
Richards, Mark W.	$38,250	N/A	12,030	N/A	N/A	$0.00	$50,280
Smith, Charles W.	$33,250	N/A	12,030	N/A	N/A	$0.00	$45,280
Spera, Pall D.	$34,500	N/A	12,030	N/A	N/A	$0.00	$46,530
Wells, Owen W.	$35,750	N/A	12,030	N/A	N/A	$0.00	$47,780

[1]	Reflects all cash fees earned or paid for services as a director (e.g., retainers, meeting fees). Fifty percent of all fees are paid in the form of stock.

[2]	Option award of 1,500 shares times the Black Scholes valuation of $8.02 per share.

[3]	At December 31, 2006 there were 200,282 Director stock option awards outstanding.